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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-98684 of WTC Industries, Inc. on Form S-8 of our report dated May 13, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty concerning the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-KSB of WTC Industries, Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
May 21, 1996